                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report  (Date of earliest event reported)    August 30, 1999
                                                 -------------------------

                                  RMI.NET, Inc.
  --------------------------------------------------------------------------
               (Exact name of Registrant as specified in charter)

                                    Delaware
  --------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)

          001-12063                                    84-1322326
  ------------------------                 ---------------------------------
  (Commission File Number)                 (IRS Employee Identification No.)

  999 Eighteenth Street, Suite 2201                                80202
  --------------------------------------------------------------------------
  (Address of principal executive offices)                       (Zip Code)

  Registrant's telephone number, including area code    (303) 672-0700
                                                     -----------------------


  --------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

         On September 15, 1999, the Registrant filed a Current Report on Form 8-K (the "WolfeNet Initial Report") describing the merger of Wolfe Internet Access, L.L.C. ("WolfeNet") with and into the Company. This Current Report on Form 8-K/A amends the WolfeNet Initial Report by including with this Form 8-K/A the financial statements and pro forma financial information prescribed by Item 7 of Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Wolfe Internet Access, L.L.C. - Audited Financial Statements:

                     Independent Auditors' Report - Moss & Adams LLC

                     Balance Sheets as of December 31, 1998 and 1997

                     Statements of Operations for the Years Ended December 31, 1998 and 1997

                     Statements of Stockholders' Equity (Deficiency) for the Years Ended December 31, 1998 and 1997

                     Statements of Cash Flows for the Years Ended December 31, 1998 and 1997

                     Notes to Financial Statements

(b)      Pro Forma Financial Information:

                     Pro Forma Condensed Combined Balance Sheet as of December 31, 1998

                     Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 1998

(c)      Exhibits:

     Exhibit Number                Description
     --------------                -----------
          10.1       Asset Purchase Agreement by and among RMI.NET, Inc., Wolfe
                     Internet Access, L.L.C., Happy Man Corporation, Irving S.
                     Wolfe, M. Mercedes Shereda, and Daniel M. Raybin dated as
                     of August 31, 1999 *

          20.1 News Release dated August 8, 1999 announcing the WolfeNet acquisition. *


             *       Previously filed.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Rocky Mountain Internet, Inc.
                                       ------------------------------
                                              (Registrant)


Date: November 15, 1999                By:  /s/ Christopher J. Melcher
                                          ----------------------------
                                          Christopher J. Melcher
                                          Vice President, General Counsel and
                                          Corporate Secretary

                            WOLFE INTERNET ACCESS LLC

                          INDEPENDENT AUDITOR'S REPORT
                                       AND
                              FINANCIAL STATEMENTS

                            JANUARY 31, 1999 AND 1998

                          INDEPENDENT AUDITOR'S REPORT


Board of Directors
Wolfe Internet Access LLC
Seattle, Washington

We have audited the accompanying balance sheet of Wolfe Internet Access LLC as of January 31, 1999 and 1998 and the related statements of operations, members' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wolfe Internet Access as of January 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ Moss & Adams LLC

Seattle, Washington
October 22, 1999

                                                       WOLFE INTERNET ACCESS LLC
                                                                   BALANCE SHEET
                                                       JANUARY 31, 1999 AND 1998

                                    ASSETS

                                                           1999           1998
                                                         --------       --------
CURRENT ASSETS
  Cash and cash equivalents                              $ 50,097      $  51,710
  Trade receivables, net of allowance for doubtful
    accounts of $32,174 and $14,914 for 1999 and 1998      50,200        104,885
  Inventories                                               1,056         20,315
  Other current assets                                     32,289         28,258
                                                         --------      ---------
      Total current assets                                133,642        205,168
PROPERTY AND EQUIPMENT, net                               326,975        422,369
OTHER ASSETS                                                3,372          6,716
                                                         --------      ---------
                                                         $463,989      $ 634,253
                                                         ========      =========

                       LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES
  Accounts payable                                       $ 53,300       $132,357
  Accrued payroll and related taxes                       124,752        111,942
  Accrued expenses                                          8,748         38,270
  Deferred revenue                                        339,479        153,339
  Advance from member                                      18,903        331,809
  Current portion of capital lease obligations with
    affiliate                                              10,859        152,000
                                                         --------      ---------
      Total current liabilities                           556,041        919,717
CAPITAL LEASE OBLIGATIONS WITH AFFILIATE, net
  of current portion                                         -           204,511
COMMITMENTS (Note 5)
MEMBERS' DEFICIT                                          (92,052)      (489,975)
                                                         --------      ---------
                                                         $463,989      $ 634,253
                                                         ========      =========


SEE ACCOMPANYING NOTES.                                                        2

                                                       WOLFE INTERNET ACCESS LLC
                                                         STATEMENT OF OPERATIONS
                                           YEARS ENDED JANUARY 31, 1999 AND 1998

                                                           1999           1998
                                                       ----------     ----------
REVENUE
  Gross revenue earned                                 $3,541,788     $3,288,205
  Less: adjustments                                      (199,141)      (168,684)
                                                       ----------     ----------
                                                        3,342,647      3,118,521

COST OF REVENUE EARNED                                  1,019,223        771,669
                                                       ----------     ----------

GROSS PROFIT                                            2,323,424      2,346,852

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES            2,509,049      2,119,597

DEPRECIATION AND AMORTIZATION                             306,991        382,884
                                                       ----------     ----------

OPERATING LOSS                                           (492,616)      (155,629)
                                                       ----------     ----------

OTHER INCOME (EXPENSE)
  Finance charges                                          67,445         31,239
  Interest expense                                        (13,057)       (37,305)
  Interest income                                             110          1,638
  Other income (expense), net                              38,408         41,592
                                                         --------      ---------

                                                           92,906         37,164
                                                       ----------     ----------

NET LOSS                                               $ (399,710)    $ (118,465)
                                                       ==========     ==========



SEE ACCOMPANYING NOTES.                                                        3

                                                       WOLFE INTERNET ACCESS LLC
                                                   STATEMENT OF MEMBERS' DEFICIT
                                           YEARS ENDED JANUARY 31, 1999 AND 1998

                                        Members'      Accumulated
                                      Contributions     Deficit          Total
                                      -------------  -----------      ----------
BALANCE, JANUARY 31, 1997              $  856,100    $(1,227,610)     $(371,510)

  Net loss                                   -          (118,465)      (118,465)
                                       ----------    -----------      ---------

BALANCE, JANUARY 31, 1998                 856,100     (1,346,075)      (489,975)

  Membership contributions                500,000           -           500,000
  Conversion of advance from
    member to members'
    contributions                         297,633           -           297,633
  Net loss                                   -          (399,710)      (399,710)
                                       ----------    -----------      ---------

BALANCE, JANUARY 31, 1999              $1,653,733    $(1,745,785)     $ (92,052)
                                       ==========    ===========      =========











SEE ACCOMPANYING NOTES.                                                        4

                                                       WOLFE INTERNET ACCESS LLC
                                                         STATEMENT OF CASH FLOWS
                                           YEARS ENDED JANUARY 31, 1999 AND 1998

                                                          1999           1998
                                                       ----------     ----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                             $ (399,710)    $(118,465)
  Items not requiring cash
    Depreciation                                          306,991       382,884
    Loss on disposal of fixed assets                        6,224          -
  Changes in operating assets and liabilities
    Trade receivables                                      54,685       (22,605)
    Inventories                                            19,259       (13,000)
    Other assets                                             (687)      (15,815)
    Accounts Payable                                      (79,057)       86,611
    Deferred revenue                                      186,140        83,711
    Accrued payroll and related taxes                      12,810        40,028
    Accrued expenses                                      (29,522)       25,968
                                                       ----------     ---------
       Net cash used in operating activities               77,133       449,317
                                                       ----------     ---------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment                     (12,364)      (48,770)
                                                       ----------     ---------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from shareholder contributions                 500,000          -
  Repayment of advance from member                        (15,273)      (53,237)
  Payments on capital lease obligations with affiliate   (551,109)     (417,041)
                                                       ----------     ---------
     Net cash used in financing activities                (66,382)     (470,278)
                                                       ----------     ---------

CHANGE IN CASH AND CASH EQUIVALENTS                        (1,613)      (69,731)

CASH AND CASH EQUIVALENTS
  Beginning of year                                        51,710       121,441
                                                       ----------     ---------

  End of year                                          $   50,097     $  51,710
                                                       ==========     =========

NON-CASH TRANSACTIONS
  Equipment acquired through capital lease with
    affiliate                                          $  205,457     $ 201,345
                                                       ==========     =========
  Conversion of shareholder loan to equity             $  297,633     $    -
                                                       ==========     =========



SEE ACCOMPANYING NOTES.                                                        5

                                                     WOLFE INTERNET ACCESS LLC
                                                 NOTES TO FINANCIAL STATEMENTS
                                                     JANUARY 31, 1999 AND 1998

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        NATURE OF OPERATIONS - Wolfe Internet Access LLC ("the Company") is an E-Business and communications services provider for small- and medium-sized business enterprises, as well as dial-up residential customers in Washington and Oregon. The Company also offers its customers a full range of value-added web site services, including web site hosting, web site production and marketing, e-commerce, and web training. The Company was formed on October 25, 1994. The LLC agreement provides for the dissolution of the Company on or before September 30, 2014.

        USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        CASH EQUIVALENTS - The Company considers all highly-liquid investments with original maturities of three months or less to be cash equivalents.

        FINANCIAL INSTRUMENTS AND CONCENTRATIONS OF CREDIT RISK - Financial instruments, which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. The Company places its cash and temporary cash investments with quality financial institutions. Concentrations of credit risk with respect to trade accounts receivable are limited due to the large number of customers and markets which comprise the Company's customer base. The Company generally does not require collateral and receivables are generally due within 30 days.

        REVENUE RECOGNITION - The Company charges customers (subscribers) access fees to the Internet either monthly or on a multi-month basis. Revenue is recognized in the month the access is provided. For multi-month subscribers billed in advance, the Company defers and recognizes the revenue ratably over the period the service is provided. Revenue for other services provided, including set-up fees charged to customers when their accounts are activated, or equipment sales, are recognized as the service is performed or the equipment is delivered to the customer.

        COST OF REVENUE EARNED - Cost of revenue earned consists of the cost of high speed data circuits and telephone lines that allow customers access to the Company's service plus Internet access fees paid by the Company to Internet backbone carriers.

                                                     WOLFE INTERNET ACCESS LLC
                                                 NOTES TO FINANCIAL STATEMENTS
                                                     JANUARY 31, 1999 AND 1998

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        PROPERTY AND EQUIPMENT - Depreciation and amortization of property and equipment are computed using the straight-line method over the estimated useful lives of the assets, generally three years. Equipment accounted for as capital leases is amortized over the life of the lease. Improvements to leased property are amortized over the lesser of the life of the lease or the estimated useful life of the improvements.

        ADVERTISING - The Company expenses advertising costs as incurred. During the years ended January 31, 1999 and 1998, the Company incurred approximately $218,000 and $87,000, respectively, in advertising costs.

        INVENTORIES - Inventories consist of Internet access equipment and are valued at the lower of cost of market. Cost is determined using the first-in, first-out (FIFO) method.

        INCOME TAXES - The Company has elected to be taxed as a Limited Liability Corporation with the result that earnings and losses are taxed at the shareholder level. Accordingly, no provision for income tax is included in these financial statements.

        RECENT ACCOUNTING PRONOUNCEMENTS - In March 1998, the Accounting Standards Executive Committee issued Statement of Position 98-1 ("SOP 98-1"), Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. SOP 98-1 requires all costs related to the development of internal use software other than those incurred during the application development stage to be expensed as incurred. Costs incurred during the application development stage are required to be capitalized and amortized over the estimated useful life of the software. SOP 98-1 is effective for the Company's fiscal year ending January 31, 2000. Adoption is not expected to have a material effect on the Company's financial statements as the Company's policies are substantially in compliance with SOP 98-1.

        In April 1998, the American Institute of Certified Public Accountants issued SOP 98-5, Reporting on the Costs of Start-Up Activities. SOP 98-5 is effective for the Company's fiscal year ending January 31, 2000. SOP 98-5 requires costs of start-up activities and organization costs to be expensed as incurred. Adoption is not expected to have a material effect on the Company's financial statements.

                                                     WOLFE INTERNET ACCESS LLC
                                                 NOTES TO FINANCIAL STATEMENTS
                                                     JANUARY 31, 1999 AND 1998

NOTE 2 - PROPERTY AND EQUIPMENT

                                                           1999             1998
                                                      -------------    ------------
              Computer and office equipment           $   1,381,883    $  1,179,938
              Computer software                              27,050          27,050
              Leasehold improvements                         38,862          35,298
                                                      -------------    ------------
                                                          1,447,795       1,242,286
              Less accumulated depreciation              (1,120,820)       (819,917)
                                                      -------------    ------------
                                                      $     326,975    $    422,369
                                                      =============    ============

        Equipment accounted for as capital leases (Note 3) had a cost of $1,358,150 and $1,152,693 and accumulated depreciation of $1,056,225 and $772,934 at January 31, 1999 and 1998, respectively.

NOTE 3 - CAPITAL LEASE OBLIGATIONS WITH AN AFFILIATE

        The Company leases a significant portion of its computer and office equipment from Happy Man Corporation, a company related through common ownership. The lease terms provide for payments over 42 months for furniture, 30 months for non-dial-up equipment and 18 months for dial-up equipment. Effective interest rates on the leases is generally 8% per annum. The Company is obligated to purchase the equipment at the end of the lease term based on a percentage of the original cost ranging from 5% to 20%.

        Lease payment terms between the Company and the affiliate have not been strictly followed. Payments, at times, have been made on a periodic basis other than monthly. Interest has been accrued on the outstanding balance of the capital lease obligations throughout the lease periods. At January 31, 1999, lease payments exceeded the amounts required under the lease terms, and the excess payments have been applied to reduce the outstanding lease obligation.

NOTE 4 - ADVANCES FROM MEMBER

        At January 31, 1999 and 1998 the Company had outstanding advances from the majority member/owner in the amounts of $18,903 and $331,809, respectively. The advances are non-interest bearing, unsecured and due on demand. The advances have been used, as needed, to help fund operations. During 1999, $297,633 of advances were converted to membership contributions.

                                                     WOLFE INTERNET ACCESS LLC
                                                 NOTES TO FINANCIAL STATEMENTS
                                                     JANUARY 31, 1999 AND 1998

NOTE 5 - COMMITMENTS

        The Company leases operating facilities and equipment under operating lease agreements expiring through 2002. Certain of these lease agreements require the Company to pay operating expenses and provide for escalation of annual rentals if the lessor's operating costs increase.

        At January 31, 1999, the future minimum payments under these leases are as follows:

              Years ending January 31
              -----------------------
                         2000                    $   155,000
                         2001                        148,000
                         2002                         79,000
                                                 -----------
                                                 $   382,000
                                                 ===========

        Rent expense approximated $157,307 and $112,322 for the years ended January 31, 1999 and 1998, respectively.


NOTE 6 - SUBSEQUENT EVENT

        Effective September 1, 1999, the Company entered into an agreement to sell significantly all of the assets of the Company, including assets leased from its affiliate (Note 3). The purchaser is RMI.NET, Inc., a publicly traded company, which provides E-Business and communication services in certain parts of the United States. The purchase price is $6,560,000, payable in the form of 811,687 shares of RMI.NET, Inc. common stock.

              SELECTIVE UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

The following selected unaudited pro forma combined financial information presented below has been derived from the unaudited or audited historical financial statements of the Company, Wolfe Internet Access L.L.C., ACES Research, Inc., Triad Resources L.L.C. (d/b/a WebZone), IdealDial Corporation and August 5th Corporation (d/b/a Dave's World) and reflects management's present estimate of pro forma adjustments, including a preliminary estimate of the purchase price allocations, which ultimately may be different.

The acquisition is being accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed are recorded at their estimated fair values, which are subject to further adjustment based upon appraisals and other analysis, with appropriate recognition given to the effect of the Company's borrowing rates and income tax rates.

The unaudited pro forma combined statements of operations for the six months ended June 30, 1999 and the year ended December 31, 1998 give effect to the acquisitions as if they had been consummated at the beginning of such period. These pro forma statements of operations combines the historical consolidated statements of operations for the periods reported for the Company, Wolfe Internet Access L.L.C., ACES Research, Inc., Triad Resources L.L.C. (d/b/a WebZone), IdealDial Corporation and August 5th Corporation (d/b/a Dave's World).

The unaudited pro forma condensed combined balance sheet as of June 30, 1999 gives effect to the acquisitions as if they had been consummated on that date. This pro forma balance sheet combines the historical consolidated balance sheet at that date for the Company, Wolfe Internet Access L.L.C., ACES Research, Inc., and for Triad Resources L.L.C. (d/b/a WebZone).

The unaudited pro forma condensed combined financial statements may not be indicative of the results that actually would have occurred if the transaction described above had been completed and in effect for the periods indicated or the results that may be obtained in the future. The unaudited pro forma condensed combined financial data presented below should be read in conjunction with the audited and unaudited historical financial statements and related notes thereto of the Company.

                   Pro Forma Condensed Combined Balance Sheet
                              As of June 30, 1999
                                  (Unaudited)

                                         ---------------------------------------------------------------------------------------
                                                          Previously
                                                           Reported        Wolfe Internet  Pro Forma    Pro Forma      Pro Forma
                                         RMI.NET, Inc.  Acquisitions(A)  Access L.L.C. (B)  Subtotal  Adjustments (C)  Combined
                                         ---------------------------------------------------------------------------------------
                                                                       (Dollars in Thousands)
                                                                              ASSETS
CURRENT ASSETS
Cash and cash equivalents                  $  4,423     $     11           $    116        $  4,550    $      0        $  4,550
Trade receivables less allowance
  for doubtful accounts                       4,687          162                319           5,168           -           5,168
Inventories                                     237            -                  3             240           -             240
Other                                           840           18                 10             868           -             868
                                           ------------------------------------------------------------------------------------
Total Current Assets                         10,187          191                448          10,826           -          10,826
                                           ------------------------------------------------------------------------------------


PROPERTY AND EQUIPMENT, net                   8,270          845                192           9,307           -           9,307
Goodwill, net                                21,637        6,773                  -          28,410       7,053 (1)      35,463
Other                                           117           61                  -             178             -           178
                                           ------------------------------------------------------------------------------------
Total Assets                               $ 40,211     $  7,870           $    640        $ 48,721    $  7,053        $ 55,774
                                           ====================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable                           $  4,361     $    157           $    145        $  4,663    $      0        $  4,663
Current maturities of long term debt and
capital lease obligations                     1,919          140                  9           2,068           -           2,068
Deferred revenue                              1,076            -                532           1,608           -           1,608
Accrued payroll & related taxes                 408            -                 98             506           -             506
Accrued expenses & other                      2,070          142                 96           2,308           -           2,308
                                           ------------------------------------------------------------------------------------
Total Current Liabilites                      9,834          439                880          11,153           -          11,153
                                           ------------------------------------------------------------------------------------
LONG-TERM DEBT AND CAPITAL LEASE
  OBLIGATIONS                                 3,227          238                  -           3,465           -           3,465
                                           ------------------------------------------------------------------------------------
Total liabilites                             13,061          677                880          14,618           -          14,618

REDEEMABLE CONVERTIBLE PREFERRED STOCK        4,594            -                  -           4,594           -           4,594

Stockholders' Equity
Common Stock                                     12           12                                              1 (1)          13
Additional paid in capital                   47,422        7,193              1,849          56,464      (1,849)         54,615
                                                                                                          6,563 (1)       6,563
Accumulated deficit                         (24,878)           -             (2,089)        (26,967)      2,338 (2)     (24,629)
Unearned compesation                              -            -                  -               -           -               -
                                           ------------------------------------------------------------------------------------
                                             22,556        7,193               (240)         29,509       7,053          36,562
                                           ------------------------------------------------------------------------------------
                                            $40,211     $  7,870           $    640        $ 48,721    $  7,053        $ 55,774
                                           ====================================================================================

              Pro Forma Condensed Combined Statement of Operations
                      For the Year Ended December 31, 1998
                                   (Unaudited)

                                                                            Historical
                                      ---------------------------------------------------------------------------------------------
                                                      Previously
                                                       Reported          Wolfe Internet    Pro Forma     Pro Forma        Pro Forma
                                      RMI.NET, Inc.  Acquisitions (A)   Access L.L.C. (B)  Subtotal    Adjustments (C)    Combined
                                      ---------------------------------------------------------------------------------------------
                                      (Amount in Thousands, Except Per Share Data)
Revenue
Communication Services                       $7,974        $14,302            $3,343        $25,619             $0        $25,619
Web Solutions                                 2,113              0                 0          2,113              0          2,113
                                      ---------------------------------------------------------------------------------------------
                                             10,087         14,302             3,343         27,732              0         27,732
                                      ---------------------------------------------------------------------------------------------

Cost of revenue earned
Communication Services                        3,471         10,295             1,019         14,785              0         14,785
Web Solutions                                    50              0                 0             50              0             50
                                      ---------------------------------------------------------------------------------------------
                                              3,521         10,295             1,019         14,835              0         14,835
                                      ---------------------------------------------------------------------------------------------

                                      ---------------------------------------------------------------------------------------------
Gross profit                                  6,566          4,007             2,324         12,897              0         12,897
                                      ---------------------------------------------------------------------------------------------

General, selling and administrative
  expenses                                    9,184          4,085             2,509         15,778              0         15,778
Cost related to unsuccessful merger
  attempt                                     6,071              0                 0          6,071              0          6,071
Depreciation and amortization                 1,789          2,730               307          4,826          1,411   (3)    6,237

                                      ---------------------------------------------------------------------------------------------
Operating income (loss)                     (10,478)        (2,808)             (492)       (13,778)        (1,411)       (15,189)
                                      ---------------------------------------------------------------------------------------------

Other income (expense)
   Interest expense                            (320)          (144)              (13)          (477)             0           (477)
Interest Income                                  51              0                 0             51              0             51
   Other income (expense),  net                  78            106               106            290              0            290
                                      ---------------------------------------------------------------------------------------------
                                               (191)           (38)               93           (136)             0           (136)
                                      ---------------------------------------------------------------------------------------------

Net loss                                   ($10,669)       ($2,846)            ($399)      ($13,914)       ($1,411)      ($15,325)
                                      =============================================================================================

Preferred stock dividends                       $33                                                                           $33

Net loss applicable to common
  Stockholders                             ($10,702)                                                                     ($15,358)
                                      ==============                                                                   ===========

Basic and Diluted loss per share from        ($1.39)                                                                       ($1.62)
  continuing operations (4)           ==============                                                                   ===========


Average number of common shares               7,690            985               812                                        9,487
   outstanding (4)                    ===============================================                                  ===========

               Pro Forma Condensed Combined Statement of Operations
                      For the Six Months Ended June 30, 1999
                                  (Unaudited)

                                                                            Historical
                                      ---------------------------------------------------------------------------------------------
                                                      Previously
                                                       Reported          Wolfe Internet    Pro Forma     Pro Forma        Pro Forma
                                      RMI.NET, Inc.  Acquisitions (A)   Access L.L.C. (B)  Subtotal    Adjustments (C)    Combined
                                      ---------------------------------------------------------------------------------------------
                                      (Amount in Thousands, Except Per Share Data)
Revenue
Communication Services                       $9,801         $5,122            $1,790        $16,713             $0        $16,713
Web Solutions                                 1,851              0                 0          1,851              0          1,851
                                       --------------------------------------------------------------------------------------------
                                             11,652          5,122             1,790         18,564              0         18,564
                                       --------------------------------------------------------------------------------------------

Cost of revenue earned
Communication Services                        5,406          3,452               598          9,456              0          9,456
Web Solutions                                   511              0                 0            511              0            511
                                       --------------------------------------------------------------------------------------------
                                              5,917          3,452               598          9,967              0          9,967
                                       --------------------------------------------------------------------------------------------

Gross profit                                  5,735          1,670             1,192          8,597              0          8,597
                                       --------------------------------------------------------------------------------------------

General, selling and administrative
  expenses                                   10,222          1,251             1,388         12,861              0         12,861
Depreciation and amortization                 2,605            978               161          3,744            705 (4)      4,449

                                       --------------------------------------------------------------------------------------------
Operating income (loss)                      (7,092)          (559)             (357)        (8,008)          (705)        (8,713)
                                       --------------------------------------------------------------------------------------------

Other income (expense)
   Interest expense                            (228)           (41)               (5)          (274)             0           (274)
Interest Income                                  68              2                 0             70              0             70
   Other income (expense),  net                   0             23                35             58              0             58
                                       --------------------------------------------------------------------------------------------
                                               (160)           (16)               30           (146)             0           (146)
                                       --------------------------------------------------------------------------------------------

Net loss                                    ($7,252)         ($575)            ($327)       ($8,154)         ($705)       ($8,859)
                                       ============================================================================================

Preferred stock dividends                      $178                                                                          $178

Net loss applicable to common
  Stockholders                              ($7,430)                                                                      ($9,037)
                                       ============                                                                    ============

Basic and Diluted loss per share from        ($0.73)                                                                       ($0.74)
  continuing operations (4)            ============                                                                    ============

Average number of common shares              10,141            985               812                                       11,938
   outstanding (4)                     ===============================================                                 ============

                        NOTES TO THE PRO FORMA CONDENSED
                             COMBINED FINANCIAL DATA
                                   (UNAUDITED)

    BASIS OF PRESENTATION

    The accompanying unaudited pro forma condensed combined balance sheet is presented as of June 30, 1999. The accompanying unaudited pro forma condensed combined statements of operations are presented for the six months ended June 30, 1999 and the year ended December 31, 1998.

(A) PREVIOUSLY REPORTED ACQUISITIONS: The accompanying unaudited pro forma condensed combined balance sheet presented as of June 30, 1999 includes the balance sheet as of June 30, 1999 of ACES Research, Inc. and Triad Resources L.L.C. (d/b/a WebZone). The accompanying unaudited pro forma condensed combined statements of operations presented for the six months ended June 30, 1999 and the year ended December 31, 1998 included the condensed statements of operations for the respective periods ended for ACES Research, Inc., Triad Resources L.L.C. (d/b/a WebZone), IdealDial Corporation and August 5th Corporation (d/b/a Dave's World).

(B) The Wolfe Internet Access L.L.C. historical results presented for the year ended December 31, 1998 and six months ended June 30, 1999 actually represent the results for the year ended January 31, 1999 and the six months ended July 31, 1999, respectively. The Wolfe Internet Access L.L.C. balance sheet presented as of June 30, 1999 actually represents the balance sheet as of July 31, 1999. The Company believes that the results are not materially different than that which would have been presented for the year ended December 31, 1998 and as of and for the six months ended June 30, 1999.

(C) PRO FORMA ADJUSTMENTS The following pro forma adjustments have been made to the unaudited condensed combined balance sheet as of June 30, 1999 and the unaudited condensed combined statements of operations for the six months ended June 30, 1999 and the year ended December 31, 1998 and includes only those proforma adjustments applicable to Wolfe Internet Access, LLC:

       (1) To reflect the 811,687 shares of RMI stock valued at $6.6 million which is the number of shares issued in connection with the acquisition of Wolfe Internet Access, LLC. The excess purchase price over the fair value of the assets acquired has been allocated to goodwill. The pro forma adjustment reflects the incremental goodwill in the amount of $7.0 million. Shares of Common Stock issued for the acquisition were recorded at fair market value as based on the current market price of RMI's publicly traded stock. The final allocation of the purchase price will be made after the appropriate appraisals or analyses are performed. Upon completion of the appraisals and in accordance with the terms thereof, the excess purchase price currently allocated to goodwill will be allocated to the appropriate asset classifications, including customer list and goodwill. While goodwill will be amortized over a period of five years, customer list or other identified intangibles may be amortized over shorter periods, which would therefore increase amortization expense.
       (2) To eliminate the equity accounts of the acquisition.
       (3) To adjust amortization expense due to increase in the carrying value of goodwill, using a life of five years, as if such acquisitions had been completed as of the beginning of such periods.
       (4) The Basic and Diluted loss per share from continuing operations and the average number of common shares outstanding for the pro forma combined amounts gives effect to the results as if Wolfe Internet Access L.L.C., ACES Research, Inc., Triad Resources L.L.C. (d/b/a WebZone), IdealDial Corporation and August 5th Corporation (d/b/a Dave's World) had been completed at the beginning of such periods.